Exhibit 99.77(Q)(1)

Form N-SAR, Item 77

for Voya Strategic Allocation Portfolios, Inc.

(the “Registrant”)

ITEM 77Q-1 - Exhibits

(a)(1)	Articles of Amendment effective May 1, 2014 for change of name from ING Strategic Allocation Portfolios, Inc. to Voya Strategic Allocation Portfolios, Inc. – Filed as an exhibit to Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A filed on April 28, 2014 and incorporated herein by reference.